Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Midera Food Processing, Inc. (previously referred to as The Middleby Corporation’s Food Processing Equipment Group) 2026 Long-Term Incentive Plan of our report dated March 18, 2026, with respect to the combined financial statements of The Middleby Corporation’s Food Processing Equipment Group included in Amendment No. 1 to the Company’s Registration Statement on Form 10 (No. 001-43265), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

July 2, 2026